Exhibit 99.1

PRESS RELEASE

For Immediate Release – August 11, 2011

Tranzyme Pharma Announces Second Quarter 2011 Financial Results

RESEARCH TRIANGLE PARK, NC (August 11, 2011) — Tranzyme Pharma (NASDAQ: TZYM), a clinical stage biopharmaceutical company focused on discovering, developing and commercializing novel, first-in-class small molecule therapeutics for the treatment of acute (hospital-based) and chronic gastrointestinal (GI) motility disorders today announced financial results for the quarter ended June 30, 2011.

“We made solid progress in the second quarter enrolling patients in our two Phase 3 pivotal trials for ulimorelin being evaluated for accelerating GI recovery after surgery, giving us confidence that we are on target to complete both studies during the first half of 2012,” said Vipin K. Garg, PhD, President and CEO of Tranzyme Pharma. “In addition, we are on track to initiate the Phase 2b trial for TZP-102 for diabetic gastroparesis, a partial paralysis of the stomach that hinders it from emptying food into the intestines, in the second half of this year. We are pleased with our progress and remain dedicated to bringing safe and effective treatments for underserved GI motility disorders to the market.”

Recent Highlights and Developments

Reflecting the company’s growth, Tranzyme recently filled two newly created positions.

•                  David Moore joined Tranzyme Pharma as Vice President, Commercial Operations.  Mr. Moore will be responsible for designing and executing the Company’s global product strategy for ulimorelin and TZP-102. Mr. Moore joins Tranzyme from Ortho-McNeil-Janssen Pharmaceuticals, a member of the Johnson & Johnson Family of Companies, where he was group director of the company’s pain franchise.

•                  Kenneth Ruettimann, PhD was appointed as Senior Director, Manufacturing Operations to manage the chemical and pharmaceutical development strategies for the Company’s drug candidates. Dr. Ruettimann was formerly Senior Director, API Manufacturing at Inspire Pharmaceuticals, a biopharmaceutical company which was acquired by Merck in May.

Select Second Quarter 2011 Financial Results

Total revenue for the second quarter of 2011 was $3.0 million compared to $1.9 million in the same period last year. The increase was due primarily to the amortization of deferred revenue from the upfront licensing fee received from the Company’s collaboration agreement with Norgine B.V.  Research and development expenses were $5.7 million in the second quarter 2011 as compared to $2.4 million for the same period in 2010. The increase during the period reflects costs associated with the two Phase 3 pivotal trials for ulimorelin, which began in the first quarter of 2011. General and administrative expenses were $1.3 million in the second quarter 2011 versus $1.0 million in the same period last year. The Company reported a consolidated net loss of $4.4 million compared to $1.9 million for the second quarter 2010.

Conference Call Details

The Company will host a conference call on Friday, August 12, 2011 at 8:30 A.M. ET to discuss second quarter 2011 financial results and present information concerning its business and strategies. To participate in the live call, please dial (877) 670-9784 (U.S. and Canada) or (970) 315-0430 (international) five to ten minutes prior to the start of the call. A live audio webcast will also be available in the “Investors” section of the Tranzyme Pharma website, http://www.tranzyme.com.

A replay of the conference call will be available beginning August 12, 2011 at 11:30 A.M. ET and ending on August 19, 2011. Investors may listen to the replay by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international) with the passcode 84628669. The webcast will also be archived for on-demand listening for 30 days at http://www.tranzyme.com.

About Tranzyme Pharma

Tranzyme Pharma is a late-stage biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics for the treatment of upper gastrointestinal (GI) motility disorders. While approximately 20 percent of adults worldwide are affected by these persistent and recurring conditions which disrupt the normal movement of food throughout the GI tract, currently there are a limited number of safe and effective treatment options. Tranzyme is developing an intravenous drug, ulimorelin, for patients in acute (hospital-based) settings, as well as an oral drug, TZP-102, for chronic conditions. Ulimorelin is currently in Phase 3 clinical trials and TZP-102 is entering Phase 2b. Together these product candidates target a significant underserved market. By leveraging its proprietary drug discovery technology, Tranzyme is committed to pursuing first-in-class medicines to address areas of significant unmet medical needs.

Forward-Looking Statements

Statements in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions.  These include statements regarding the expected timing of our Phase 2b trial for TZP-102 and expected enrollment for our Phase 3 programs.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to enrollment and successful completion of our trials, risk of unforeseen side effects, risks related to our collaborations and risks related to regulatory approval of new drug candidates. Further information on these and other factors that could affect the company’s financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Registration Statement on Form S-1 (Registration No. 333-170749), which was declared effective by the Securities and Exchange Commission on April 1, 2011, and subsequent filings with the SEC.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

Tranzyme, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Licensing and royalty revenue	$1,874	$1,217	$3,771	$2,264
Research revenue	1,097	701	1,539	1,076
Total revenue	2,971	1,918	5,310	3,340
Operating expenses:
Research and development	5,681	2,384	10,182	5,330
General and administrative	1,285	997	2,256	1,844
Total operating expenses	6,966	3,381	12,438	7,174
Operating loss	(3,995)	(1,463)	(7,128)	(3,834)
Interest expense, net	(399)	(366)	(819)	(745)
Other income (expense), net	(13)	(92)	175	(51)
Net loss	$(4,407)	$(1,921)	$(7,772)	$(4,630)
Net loss per share—basic and diluted	$(0.19)	$(13.70)	$(0.67)	$(33.03)
Shares used to compute net loss per share—basic and diluted	23,217,146	140,192	11,610,927	140,192

Tranzyme, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2011	December 31, 2010

Assets
Current assets:
Cash and cash equivalents	$59,608	$17,373
Accounts receivable, net	1,028	1,006
Investment tax credits receivable	356	348
Prepaid expenses and other assets	2,209	497
Total current assets	63,201	19,224
Investment tax credits receivable	278	—
Deferred offering costs	—	1,068
Furniture, fixtures and equipment, net	1,215	1,302
Total assets	$64,694	$21,594
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	3,133	806
Accrued liabilities	1,559	1,165
Current portion of deferred revenue	7,001	7,243
Current portion of notes payable	4,290	1,854
Total current liabilities	15,983	11,068
Warrant liability	—	271
Deferred revenue, less current portion	1,646	5,050
Notes payable, less current portion	8,635	10,951
Other long-term liabilities	192	193
Total liabilities	26,456	27,533
Total stockholders’ deficit	38,238	(5,939)
Total liabilities and stockholders’ deficit	$64,694	$21,594

Corporate Inquiries:

Susan Sharpe

Corporate Communications Manager

(919) 313-4761

ssharpe@tranzyme.com

Investor Inquiries:

David Carey

Lazar Partners, Ltd.

(212) 867-1768

dcarey@lazarpartners.com